Cardax ENTERS INTO EQUITY PURCHASE AGREEMENT
FOR Financing of up to $5 million

EPA Provides Attractive Terms, Flexibility, Price Protection

July 18, 2016 8:00 AM Eastern Daylight Time

HONOLULU—(BUSINESS WIRE)—Cardax, Inc. (“Cardax”) (OTCQB:CDXI) announced today that it has entered into an Equity Purchase Agreement (“EPA”) with an affiliate of Southridge LLC (“Southridge”), an institutional investor.

The EPA provides Cardax with the right, but not the obligation, to sell stock to Southridge and the ability to designate the amount, minimum pricing, and timing of each capital draw-down, provided that the aggregate purchase amount available under the EPA is $5 million and ownership of Cardax stock by Southridge is limited to 9.99% at any time, which as of June 30, 2016, would equal 8,488,625 shares.

There are no trading volume requirements in connection with the draw-downs; however, the maximum amount of capital that can be effectively drawn-down at any given time will be dependent on the then current market pricing and beneficial ownership of Cardax stock by Southridge.

Before accessing capital through the EPA, Cardax must register the shares that may be sold to Southridge.

“We are pleased to put together this useful financing vehicle,” said Cardax President and CEO, David G. Watumull. “Access to this amount of flexible financing—with modest dilution and the protection of a reasonable floor—provides an ideal platform for us as we focus on product development and commercialization.”

“We are excited by the prospects of our investment in Cardax,” added Stephen M. Hicks, Founder and CEO of Southridge. “We believe the EPA provides a solid foundation for the execution of Cardax’s attractive business plan.”

About Cardax

Cardax devotes substantially all of its efforts to developing safe anti-inflammatory dietary supplements and drugs. Cardax is initially focusing on astaxanthin, which is a powerful and safe naturally occurring anti-inflammatory without the side effects of currently marketed anti-inflammatories. The safety and efficacy of Cardax’s product candidates have not been directly evaluated in clinical trials or confirmed by the FDA.

About Southridge LLC

Since 1996, Southridge has made direct investment of over $1.8 billion into more than 250 growth companies globally, driven by its unique understanding of the complex issues facing these companies. In addition, their team provides advice on a range of corporate issues, from the process of becoming a public company, to individualized financing techniques, to optimized balance sheet management.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Janice Kam

1-808-457-1400

press@cardaxpharma.com